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                                                                    EXHIBIT 10.6

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.
                             1991 STOCK OPTION PLAN

                              ARTICLE 1 - GENERAL



         1.1      PURPOSE.        The purposes of this 1991 Stock Option Plan
(the "Plan") are to: (1) closely associate the interests of the management of Hastings Books, Music & Video, Inc. ("Hastings") and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.


         1.2     ADMINISTRATION.

                 (a) The Plan shall be administered by the Board of Directors of Hastings or by a committee named by the Board (either being referred to herein as the "Committee").

                 (b) The Committee shall have the authority, in its sole discretion and from time to time to:

                          (i)     designate the employees, classes of
                                  employees, directors, or other individuals eligible to participate in the Plan;

                          (ii) award options under the Plan in form and amount as the Committee shall determine;

                          (iii)   impose limitations, restrictions and
                                  conditions upon any award as the Committee shall deem appropriate; and

                          (iv) interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                 (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         1.3 ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Committee from the directors, the


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executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company, or any other individual whose participation the Committee determines is in the best interest of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

         1.4      TYPES OF AWARDS UNDER PLAN.      Awards under the Plan may be
in the form of: (i) Stock Options, as described in Article 2; or (ii) Incentive Stock Options, as described in Article 3.

         1.5     AGGREGATE LIMITATION ON AWARDS.   Shares of stock which may be
issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Hastings ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 100,000.

         1.6     EFFECTIVE DATE AND TERM OF PLAN.

                 (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1992 Annual Meeting of Shareholders of Hastings.

                 (b) Awards may be made under the Plan prior to its effective date, provided that all awards so made will be subject to approval of the Plan by the shareholders of Hastings within 12 months after the Plan is adopted by the Board of Directors of Hastings.

                 (c) No awards of Incentive Stock Options shall be made under the Plan after the tenth anniversary of its effective date, provided, however, that the Plan and all awards made under the Plan prior to that date shall remain in effect until the awards have been satisfied or terminated in accordance with the Plan and the terms of the awards.

                           ARTICLE 2 - STOCK OPTIONS

         2.1     AWARD OF STOCK OPTIONS.   The Committee may from time to time,
and subject to the provisions of the Plan and the other terms and conditions the Committee prescribes, grant to any participant in the Plan one or more options to purchase for cash or shares of previously owned Common Stock the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.




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         2.2     STOCK OPTION AGREEMENTS.  The grant of a Stock Option shall be evidenced by a written Award of Stock Option ("Agreement"), executed by the Company and the employee receiving the Stock Option (the "optionee") in the form the Committee determines.

         2.3 STOCK OPTION PRICE. The option price per share of Common Stock shall be established by the Committee for the particular award.

         2.4 TERM AND EXERCISE. Each Stock Option shall be exercisable at the times and in the amounts the Committee specifies in the Agreement and unless a different period is provided by the Committee or another section of this Plan, may be exercised during a period of ten (10) years from the date of grant (the "option term"). No Stock Option shall be exercisable after the expiration of its option term.

         2.5 MANNER OF PAYMENT. Each Agreement shall set forth the procedure governing its exercise, and shall provide that, upon exercise the optionee shall pay to the Company, in full, the option price with cash or with previously owned Common Stock.

                      ARTICLE 3 - INCENTIVE STOCK OPTIONS

         3.1 AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and other terms and conditions the Committee prescribes, grant to any participant in the Plan one or more incentive stock options (intended to qualify Section 422 of the Internal Revenue Code of 1986, as amended) ("Incentive Stock Options") to purchase for cash or shares of previously owned Common Stock the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted means the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting powers of Hastings unless the option price per share shall be 110% of the fair market value of a share of Common Stock on the date of grant and the option states that it is not exercisable until the expiration of 5 years from the date of its grant.

         3.2 INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement ("Agreement"), executed by the Company and the employee receiving the Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option in the form the Committee determines.

         3.3 INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock




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Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

         3.4 TERM AND EXERCISE. Each Incentive Stock Option shall be exercisable at such times and in the amounts the Committee specifies in the Incentive Stock Option Agreement and unless a shorter period is provided by the Committee or another section of this Plan, may be exercised during a period of ten years from the date of grant (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term.

         3.5 APPLICABILITY OF STOCK OPTIONS SECTIONS. Section 2.5, Manner of Payment, applicable to Stock options, shall apply equally to Incentive Stock Options.

         3.6 MAXIMUM AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined on the date the option is granted) of Common Stock with respect to which an Incentive Stock Option may become exercisable for the first time during any calendar year by an optionee shall not exceed $100,000.

         3.7     DEATH OF AN OPTIONEE.

         (a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs within both the remaining option term and one year after the optionee's death.

         (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

         3.8 RETIREMENT OR DISABILITY. Upon the termination of the optionee's employment by reason of permanent disability (as determined by the Committee), the optionee may, within 12 months from the date of termination, exercise any Incentive Stock Options to the extent such options are exercisable during the 12-month period. Upon termination of optionee's employment due to retirement with the consent of the Company, the optionee may, within 3 months after termination, exercise any Options to the extent the options were exercisable on the date of termination of employment.

         3.9     TERMINATION FOR OTHER REASONS.  Except as provided in Sections
3.7 and 3.8 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the optionee's employment.



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                           ARTICLE 4 - MISCELLANEOUS

         4.1 GENERAL RESTRICTION. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state of federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of the award or the issue or purchase of shares of Common Stock thereunder, the award may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         4.2 NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the optionee, except by will or by the laws of descent and distribution. During the life of the optionee, an award shall be exercisable only by the optionee or by optionee's guardian or legal representative.

         4.3 WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued at their fair market value on the date the withholding obligation is incurred.

         4.4 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continued employment by the Company or effect any right which the Company may have to terminate the employment of the participant.

         4.5 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not the persons are similarly situated.

         4.6 RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect



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to the award unless and until certificates for shares of common Stock are issued to the recipient.

         4.7     DEFINITIONS.     In this Plan:

                 (a) "SUBSIDIARY" means any corporation of which, at the time more than 50% of the shares entitled to vote Generally in an election of directors are owned directly or indirectly by Hastings or any subsidiary thereof.

                 (b) "AFFILIATE" means any person or entity which directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Hastings.

                 (c) "FAIR MARKET VALUE" as of any date of any share of Common Stock means the fair market value of shares determined by the Committee in the manner it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

                 (d)      "OPTION" means Stock Option and Incentive Stock
Option.

                 (e) "OPTION PRICE" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

                 (f) "CHANGE OF CONTROL" means any merger, transfer of assets, or transfer of voting shares in the Company resulting in members of the Marmaduke family owning, directly or indirectly, less than 50% of the voting shares of the Company.

         4.8 LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, and regulations, and determination's as it deems appropriate under the Plan in respect to any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing the Committee shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any leave of absence on awards under the Plan theretofore made to any recipient who takes leave of absence.

         4.9 ADJUSTMENTS. If the outstanding Common Stock changes by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination exchange of shares, or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plant, and any and all other matters deemed appropriate by the Committee.




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         4.10    ACCELERATION.  Unless the Committee provides otherwise in an
Option Agreement, the exercise date of all Options shall be accelerated and such options may be exercised immediately if a Change of Control occurs.

         4.11    AMENDMENT OF THE PLAN.

                 (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan except for amendments which applicable law or regulation require approval by the Shareholders.



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